                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                                January 8, 1997
                                ...............

               Date of  Report (date of earliest event reported)

                                Video City, Inc.
                                ...............
             (Exact Name of Registrant as Specified in its Charter)

               Delaware              0-14023              95-3897052
           ...............        .............           ..........

           (State or other      (Commission File        (IRS Employer
           jurisdiction of           Number)            Identification
           Incorporation)                                   Number)

             6840 District Boulevard, Bakersfield, California 93313
             ......................................................
                    (Address of principal executive offices)

                                 (805) 397-7955
                                 ..............
              (Registrant's telephone number, including area code)

                        Prism Entertainment Corporation
                        ...............................
                                 (Former Name)

          6851 McDivitt Drive, Suite A, Bakersfield, California 93313
          ...........................................................
                                (Former Address)

                                VIDEO CITY, INC.

      The name of the Registrant was changed from "Prism Entertainment Corporation" to "Video City, Inc." in conjunction with the merger of Lee Video City, Inc. into Prism Entertainment Corporation on January 8, 1997.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     In conjunction with the merger of Lee Video City, Inc. into Prism Entertainment Corporation, the registrant has engaged BDO Seidman, LLP as the registrant's independent accountants for the fiscal year ended December 31, 1996 for Lee Video City, Inc. and for the fiscal year ended January 31, 1997 for Video City, Inc. BDO Seidman, LLP served as Prism Entertainment Corporation's independent accountants prior to the merger.

     Lee Video City, Inc. has not consulted with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the financial statements during the two most recent fiscal years through the date of the merger.

     The change of auditors was approved by the Board of Directors of Video City, Inc. in January, 1997.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

       As was indicated on Form 8-K filed by Video City, Inc. (the "Company") on January 23, 1997, the merger of Lee Video City, Inc. into Prism Entertainment Corporation was reported. At that time, it was impracticable to provide the financial statements of Lee Video City, Inc. for the period ended December 31, 1996. Such financial statements are now provided herein by this amendment.

     (b)  PRO FORMA FINANCIAL INFORMATION

     As was also indicated on Form 8-K filed by the Company on January 23, 1997, in which the merger of Lee Video City, Inc. into Prism Entertainment Corporation was reported, at that time it was impracticable to provide the required pro forma financial information for such acquisition. Such pro forma financial information is now provided herein by this amendment.

ITEM 8.  CHANGE IN FISCAL YEAR

     In conjunction with the merger, Lee Video City, Inc. has adopted Prism Entertainment Corporation's fiscal year end of January 31. The annual report for the fiscal year ending January 31, 1997 will include a transition period of one month.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VIDEO CITY, INC.


Dated:  March 24, 1997                    By: /s/ Robert Y. Lee
                                              ---------------------------
                                                Robert Y. Lee
                                                Chairman of the Board and
                                                Chief Executive Officer

                                VIDEO CITY, INC.

Reports of Independent Certified Public Accountants                               F-2

Financial Statements of Lee Video City, Inc.

   Balance Sheets                                                                 F-4

   Statements of Operations                                                       F-6

   Statements of Stockholders' Deficit                                            F-7

   Statements of Cash Flows                                                       F-8

   Notes to Financial Statements                                                 F-10

Pro Forma Financial Information (unaudited)

   Introductory Information                                                      F-21

   Pro Forma Condensed Consolidated Balance Sheet (unaudited)                    F-22

   Pro Forma Condensed Consolidated Statement of Operations (unaudited)          F-24

   Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)    F-25

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Video City, Inc.

We have audited the accompanying balance sheet of Lee Video City, Inc. as of December 31, 1996 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lee Video City, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                        BDO SEIDMAN, LLP


Los Angeles, California
March 17, 1997

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Lee Video City, Inc.

We have audited the accompanying balance sheet of Lee Video City, Inc. as of December 31, 1995 and the related statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lee Video City, Inc. as of December 31, 1995 and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.



                                                    KPMG PEAT MARWICK LLP



February 9, 1996, except
for note 5, which is as of
May 28, 1996.

                             LEE VIDEO CITY, INC.

                                BALANCE SHEETS

December 31,                                                                              1996          1995
------------------------------------------------------------------------------------------------------------
ASSETS (NOTE 5)
CURRENT ASSETS
    Cash                                                                            $   59,273    $  417,517
    Notes receivable, less allowance  for doubtful  accounts                           245,176       116,657
        of $0 and $25,000 in 1996 and 1995 (Note 4)
    Merchandise inventories                                                             49,597        71,061
    Other                                                                              169,130       340,312
------------------------------------------------------------------------------------------------------------

Total current assets                                                                   523,176       945,547

VIDEOCASSETTE RENTAL INVENTORY, NET OF ACCUMULATED                                   2,189,038     3,354,370
     AMORTIZATION

PROPERTY AND EQUIPMENT, NET (NOTE 3)                                                 1,034,479     2,609,030

NOTE RECEIVABLE (NOTE 4)                                                                     -       158,473

OTHER ASSETS                                                                           262,966       267,576
------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                       $ 4,009,659   $ 7,334,996
------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                             LEE VIDEO CITY, INC.



                                BALANCE SHEETS

December 31,                                      1996           1995
---------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                      $ 1,192,156    $ 1,406,281
     Accrued expenses                          404,571        463,388
     Current portion of long-term debt         614,916      1,445,736
      (Note 5)
---------------------------------------------------------------------

Total current liabilities                    2,211,643      3,315,405

LONG-TERM DEBT (NOTE 5)                      5,804,014      7,953,821

OTHER LIABILITIES                              151,142        179,986
---------------------------------------------------------------------

Total Liabilities                            8,166,799     11,449,212
---------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT (Note 6)
    Common stock, $.04 par value per
     share, authorized
       20,000,000 shares; issued and
        outstanding 1,495,408 shares            59,816         59,816
Additional paid-in capital                     547,184        547,184
Accumulated deficit                         (4,764,140)    (4,721,216)
---------------------------------------------------------------------

Total stockholders' deficit                 (4,157,140)    (4,114,216)
---------------------------------------------------------------------

Total Liabilities and Stockholders'        $ 4,009,659    $ 7,334,996
 deficit
=====================================================================

                See accompanying notes to financial statements.

                             LEE VIDEO CITY, INC.



                           STATEMENTS OF OPERATIONS

---------------------------------------------------------------------------------------------------------------------


Years ended December 31,                                                         1996            1995            1994
---------------------------------------------------------------------------------------------------------------------
Revenue
     Rental revenues and merchandise sales                                $11,271,229     $14,007,083     $13,164,490
---------------------------------------------------------------------------------------------------------------------

Operating costs and expenses
     Store operating expenses                                               5,974,826       6,850,068       6,775,516
     Amortization of videocassette rental inventory                         1,987,407       2,016,660       2,567,613
     Cost of sales                                                          1,557,062       1,782,260       1,294,814
     Cost of leased product                                                   556,248       1,085,814               -
     Selling, general and administrative expenses                           1,632,761       2,130,797       2,905,067
---------------------------------------------------------------------------------------------------------------------
Total operating costs and expenses                                         11,708,304      13,865,599      13,543,010

---------------------------------------------------------------------------------------------------------------------

Income (loss) from operations                                                (437,075)        141,484        (378,520)

Other (income) expense
     Gain on disposition of assets, net                                    (1,334,111)              -               -
     Interest expense                                                         691,782         931,775         826,757
     Other                                                                    248,178        (203,868)        104,590
---------------------------------------------------------------------------------------------------------------------

Net loss                                                                  $   (42,924)    $  (586,423)    $(1,309,867)
---------------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                             LEE VIDEO CITY, INC.


                      STATEMENTS OF STOCKHOLDERS' DEFICIT

-----------------------------------------------------------------------------------------------------------



                                               Common Stock       Additional                       Net
                                           --------------------    Paid-In     Accumulated    Stockholders'
                                            Shares      Amount     Capital       Deficit         Deficit
-----------------------------------------------------------------------------------------------------------
Balance at January 1, 1994                 1,441,000    $57,640     $324,360   $(2,824,926)     $(2,442,926)

Net Loss                                                                        (1,309,867)      (1,309,867)
-----------------------------------------------------------------------------------------------------------

Balance at December 31, 1994               1,441,000     57,640      324,360    (4,134,793)      (3,752,793)

Issuance of Common Stock                      54,408      2,176      222,824                        225,000

Net Loss                                                                          (586,423)        (586,423)
-----------------------------------------------------------------------------------------------------------

Balance at December 31, 1995               1,495,408     59,816      547,184    (4,721,216)      (4,114,216)

Net Loss                                                                           (42,924)         (42,924)
-----------------------------------------------------------------------------------------------------------
Balance at December 31, 1996               1,495,408    $59,816     $547,184   $(4,764,140)     $(4,157,140)
-----------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                             LEE VIDEO CITY, INC.

                           STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH

Years ended December 31,                       1996               1995           1994
-------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                $   (42,924)   $  (586,423)    $(1,309,867)

Adjustments to reconcile net loss to
 net cash provided by operating
  activities
   Depreciation and amortization             2,518,069      2,667,050       3,121,693
   (Gain) loss on disposal of assets        (1,334,111)        14,281         109,588
   Noncash interest                                  -        135,000         305,238
   Note issued for legal settlement            379,632
   Other                                             -         18,805               -
   Changes in assets and liabilities:
      Decrease (increase) in notes
       receivable                               29,954         55,295        (322,475)
      Decrease in merchandise
       inventories                              21,464         62,211          61,337
      Decrease (increase) in other
       assets                                  175,792       (173,995)       (316,832)
      Increase (decrease) in accounts
       payable                                (214,125)       287,206         451,396
      Increase (decrease) in accrued
       expenses                                (58,817)       146,574         203,505
      Decrease in other liabilities            (28,844)       (15,235)              -
-------------------------------------------------------------------------------------
Total adjustments                            1,489,014      3,197,192       3,613,450
-------------------------------------------------------------------------------------
Net cash provided by operating
 activities                                  1,446,090      2,610,769       2,303,583
-------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of videocassette rental     (1,814,809)    (1,976,677)     (1,283,764)
       inventory, net
      Purchases of fixed assets               (169,512)       (81,642)     (1,485,539)
      Proceeds from sale of fixed assets       601,301              -         846,398
-------------------------------------------------------------------------------------
Net cash used in investing activities       (1,383,020)    (2,058,319)     (1,922,905)
CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on obligations
      under capital leases                    (299,752)      (175,726)       (225,895)
     Repayment of long-term debt            (1,034,939)       (51,900)       (579,209)
     Proceeds from issuance of
      long-term debt                           913,377              -          60,000
-------------------------------------------------------------------------------------
Net cash used in financing activities         (421,314)      (227,626)       (745,104)
NET INCREASE (DECREASE) IN CASH               (358,244)       324,824        (364,426)
Cash at beginning of year                      417,517         92,693         457,119
Cash at end of year                        $    59,273    $   417,517     $    92,693
-------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                             LEE VIDEO CITY, INC.

                           STATEMENTS OF CASH FLOWS

Years ended December 31,                      1996        1995         1994
------------------------------------------------------------------------------

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year:
     Interest                              $  692,202    $820,202   $  472,639
     Income taxes                                 800     255,000            -

  Noncash investing and financing
   activities:
    Videocassette rental inventory
     acquired through issuance of
     long-term debt                                 -           -    3,129,832
    Interest charges financed through
     issuance of long-term debt                     -     135,000      305,238
    Acquisition of assets by issuance of
       long-term debt                               -           -      300,000
    Furniture, fixtures and equipment
     acquired under capital lease                   -           -      585,801
    Professional services financed
     through issuance of common stock               -      25,000            -
    Videocassette rental inventory
     acquired through issuance of common stock      -     200,000            -
     Long-term debt issued for settlement
       of lawsuit                             379,632           -            -
     Sale of stores in exchange for
        assignment of debt                  3,100,000           -            -

                See accompanying notes to financial statements.

                                                            LEE VIDEO CITY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS


1.  THE COMPANY

Lee Video City, Inc. (the "Company"), owns and operates video specialty stores located primarily in secondary markets. The Company was incorporated in California on February 20, 1990. As of December 31, 1996, the Company owned and operated 18 stores, all located in California.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      MERCHANDISE INVENTORIES

Merchandise inventories consisting primarily of prerecorded videocassettes and video games held for sale are stated at the lower of cost (first-in, first-out) or market.

      VIDEOCASSETTE RENTAL INVENTORY

Videocassette rental inventory, which includes video games, is recorded at cost and amortized over their estimated economic life with no provision for salvage value. Videocassettes which are considered base stock are amortized over 36 months on a straight-line basis. Purchases of new release videocassettes and video games are amortized whereby the tenth and any succeeding copies of each title per store are amortized over 9 months on an accelerated basis; the fourth through ninth copies of each title per store are amortized over 36 months on an accelerated basis; and copies one through three of each title per store are amortized as base stock.

Certain videocassettes in the rental inventory are leased under a revenue sharing agreement with a vendor, as broker for various studios (Revenue Sharing Agreement). During the revenue sharing period, which is generally one year, the studios retain ownership of the videocassettes and the Company shares the rental revenue with a vendor rather than purchasing the videocassettes for a fixed cost per copy. Such revenue sharing amounts are included as cost of leased product in the accompanying statements of operations. The associated handling fee per leased videocassette is amortized on a straight-line basis over the term of the lease and is included in amortization of videocassette rental inventory in the accompanying statements of operations.

Amortization expense related to videocassette rental inventory totaled approximately $1,987,000, $2,017,000 and $2,568,000 for the years ended December 31, 1996, 1995 and 1994. As videocassettes are sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts, and any gain or loss is recorded.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Furniture, fixtures and equipment under capital leases are recorded at the lower of the present value of the future minimum lease payments or the fair value of the asset at the inception of the leases. Property and equipment are depreciated using the straight-line method over estimated useful lives, ranging from five to ten years.

REVENUE RECOGNITION

Revenue is recognized at the time of rental or sale.

STORE OPENING COSTS

Store opening costs, which consist primarily of payroll, advertising and supplies, are expensed as incurred.

STOCK-BASED COMPENSATION

In 1996, the Company adopted for footnote disclosure purposes only, Statement of Financial Account Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), which requires that companies measure the cost of stock-based employee compensation at the grant date based on the value of the award and recognize this cost over the service period. For accounting purposes, the value of the stock based award is determined using the intrinsic value method whereby compensation cost is the excess of the quoted market prices of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock.

INCOME TAXES

The Company records income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No.
125) issued by the Financial Accounting Standards Board (FASB) is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Company does not expect adoption to have a material effect on its financial position or results of operations.

Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The statement requires restatement of all prior period earnings per share (EPS) data presented. The new standard requires a reconciliation of the numerator and denominator of the basic EPS computation
(EPS) to the numerator and denominator of the diluted EPS computation. The Company has not determined the effect of adoption on its EPS computation.

3.  PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:

December 31,                     1996         1995
---------------------------   ----------   ----------

Land.......................   $       -    $  300,000
Furniture and fixtures.....    1,134,369    1,521,448
Equipment..................      678,695    1,339,501
Leasehold improvements.....      423,597      936,906
---------------------------   ----------   ----------
                               2,236,661    4,097,855

Accumulated depreciation...    1,202,182    1,488,825
---------------------------   ----------   ----------
                              $1,034,479   $2,609,030

4.  NOTES RECEIVABLE

At December 31, 1996 and 1995, the Company had unsecured employee loans aggregating approximately $86,700 and $90,300, bearing interest at 7%, and are due on demand. Also included in notes receivable is a secured note amounting to approximately $158,500 and $184,800 as of December 31, 1996 and 1995, bearing interest at 8%, and is due September 15, 1997, and other miscellaneous unsecured notes receivable of approximately $26,300 as of December 31, 1995.

5.  LONG-TERM DEBT

Long-term debt is summarized as follows at December 31, 1996 and 1995:

December 31                                                          1996           1995
--------------------------------------------------------------------------------------------
Promissory note, secured by all assets and personally
guaranteed by the Company's primary stockholder,
bearing interest at 9% per annum,  principal and interest
payments of $62,192 per month payable
beginning July 31, 1997 through the year 2001                      4,498,460      7,283,586

Convertible, subordinated, unsecured notes to various
individuals, maturing on January 31, 2001, interest
payable monthly, bearing interest at 5% to 10%.
Convertible into common stock at conversion
price of $3.64 per share                                             851,510        859,000

Promissory note, secured by land, and personally
guaranteed by the primary stockholder of the
Company, bearing interest at 7%, principal and
interest were paid on May 27, 1996                                         -        300,000

Other loans to various individuals for $160,000
(secured by property) and $50,000 (unsecured),
payable on February 29, 1996 and January 1, 1998,
respectively, bearing interest at 10% and 11%,
respectively, with personal guarantee by
primary stockholder of the Company                                    50,000        210,000

Other unsecured loans, payable in monthly
installments until September 15, 1997, bearing
interest at 8%                                                        48,166        109,283

Promissory notes, personally guaranteed by the
primary stockholder for $123,595 and $189,783,
payable in monthly installments until February
1, 1997, and February 1, 2000, respectively,
bearing interest at 10.25%                                           313,378              -

December 31                                                             1996           1995
-------------------------------------------------------------------------------------------
Other unsecured loans to fulfill settlement obligations
for $259,847 and $59,632, payable in monthly
installments until February 20, 2000 and December 15,
1998, respectively                                                   319,479              -

Capital lease obligations, payable in monthly installments,
with interest rates of 14% to 28%, secured by the respective
assets under the lease (Note 9)                                      337,937        637,688
---------------------------------------------------------------   ----------    -----------

Total Debt                                                         6,418,930      9,399,557

Less current portion                                                (614,916)    (1,445,736)
---------------------------------------------------------------   ----------    -----------

Total long-term debt                                              $5,804,014    $ 7,953,821
===========================================================================================

Subsequent to year end $3,819,000 of debt was converted to equity (Note 11). Total maturities of remaining long-term debt for five years subsequent to December 31, 1996 are as follows:

Year ending
December 31,                                          Amount
--------------------------------------------------------------

   1997                                             $  614,915
   1998                                                301,948
   1999                                                159,757
   2000                                              1,523,310
--------------------------------------------------------------
                                                    $2,599,930

6.  COMMON STOCK

On July 25, 1995, the Board of Directors approved an amendment to the Company's Articles of Incorporation increasing the number of shares of common stock authorized from 1 million to 20 million, and reducing the par value per share of common stock from $10.00 to $.04. The company issued 250 shares of $.04 par value common stock for each share of $10.00 common stock. All share data included in these financial statements have been restated to reflect the stock split.

During 1995, common stock was issued in exchange for videocassette rental inventory and certain professional services. The videocassette rental inventory and professional services have been valued at the approximate fair value.

During 1995, in conjunction with an addendum to the Revenue Sharing Agreement (Note 2), the Company granted to a distributor a warrant to purchase 29,408 shares of common stock of the Company, representing 2% of the fully diluted issued and outstanding shares

COMMON STOCK (CONTINUED)
of common stock at an exercise price of $400,000. The warrant is exercisable during the period commencing August 24, 1995 and ending on August 23, 2005.

Additionally, during 1995 the Company issued a warrant to its major supplier to purchase common stock at an exercise price of $30,795 for each 1% of the fully diluted number of common shares outstanding, not to exceed 5% of the fully diluted number of common shares outstanding. The warrant is exercisable during the period commencing January 1, 1996 and ending on December 31, 2004. The vesting schedule is as follows:

In 1996, the Company amended the above warrant under basically the same terms, except the warrant shall not exceed 8.5% of the fully diluted common shares outstanding and the warrant is fully vested as of December 31, 1996.

In 1995, the Company granted stock options to purchase the company's common stock to key employees and consultants. The options expire five years after date of grant and are fully vested. In 1996, the Company granted stock options to purchase the Company's common stock to key employees. The options expire five years after the date of grant and vest ratably over a three year period. In 1996, the Company also granted options to consultants which expire five years after date of grant and are fully vested. A summary of stock option activity is as follows:


                                         December 31, 1994              1995                      1996
                                       --------------------     --------------------     -----------------------
                                                   Weighted                 Weighted                     Weighted
                                                   Average                  Average                      Average
                                                   Exercise                 Exercise                     Exercise
                                       Shares      Price        Shares      Price         Shares         Price
                                       -------     --------     -------     --------     ---------      --------
Outstanding at beginning of year             -                  727,000     1.11           802,500      1.08
Granted                                727,500     1.11         802,500     1.08           162,153      5.69
Exercised                                    -
Terminated                                   -                  727,500     1.11
Outstanding at end of year             727,500     1.11         802,500     1.08           964,653      1.85

Options exercisable at year-end        727,500     1.11         802,500     1.08           884,924      1.51
----------------------

Information relating to stock options at December 31, 1996 summarized by exercise price are as follows:

                               Outstanding
                    ----------------------------------
Exercise Price                        Weighted Average                    Exercisable
                                  -------------------------------     --------------------------
                                                                                Weighted Average
Per Share           Shares        Life (year)      Exercise Price     Shares      Exercise Price
------------------------------------------------------------------------------------------------
$0.82 to $1.65       802,500         5.0               $1.08          802,500         $1.08
 5.69 to  5.69       166,153         5.0                5.59           82,424          5.69

------------------------------------------------------------------------------------------------
                     964.463         5.0               $1.85          884,924         $1.51
================================================================================================

All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation been determined based on the fair value at the grant dates consistent with the methods of SFAS 123, the Company's net loss for the year ended December 31, 1996 would not be materially different.


Due to the fact that the Company's stock option programs vest over many years and additional awards are made each year, the above effect on net loss is not indicative of the financial impact had the disclosure provisions of FASB 123 been applicable to all years of previous option grants. The above numbers do not include the effect of options granted prior to 1995 that vested in 1995 and 1996.

The fair value of option grants are estimated on the date of grant utilizing a simple option pricing model with the expected life of option ranging from 3 to 5 years, expected volatility of 0%, risk-free interest rate of 5.69% and a 0% dividend yield.

7.  INCOME TAXES

At December 16, 1994, the Company converted from an S Corporation to a C Corporation. As a C Corporation, the Company is subject to Federal and State income taxes at the corporate level.

Income tax expense differs from the "expected" benefit (computed by applying the U.S. Federal corporate statutory income tax rate to loss before income taxes) primarily due to an increase in the valuation allowance for deferred tax assets.

As of December 31, 1996, the Company had net operating loss carryforwards of approximately $1,651,235 and $825,618 for Federal and California income tax purposes, which are available to offset future taxable income through 2011. The Company's ability to utilize the net operating loss carryforwards is dependent upon the ability to generate taxable income in future periods which may be limited due to future ownership changes as defined under Section 382 of the Internal Revenue Code of 1986. Utilization of net operating losses may also be limited in any one year by alternative minimum tax rules.

Deferred tax assets are initially recognized for differences between the financial statement carrying amount and the tax bases of assets and liabilities which will result in future deductible amounts and operating loss and tax credit carryforwards. A valuation allowance is then established to reduce that deferred tax asset to the level at which it is "more likely than not" that the tax benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss or credit carryforwards depends on having sufficient taxable income of an appropriate character within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (I) taxable income in the current year or prior years that is available through carryback, (ii) future taxable income that will result from the reversal of existing taxable temporary difference, and
(iii) future taxable income generated by future operations. Based on an evaluation of the realizability of the deferred tax asset, management has determined that it is not more likely than not that the Company will realize this tax benefit. Therefore, a valuation allowance has been established for the entire deferred tax asset.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1996 and 1995 are presented below:

                                                        1996           1995
                                                    ------------   ------------

Rental inventory principally due to
difference in amortization                          $   119,641    $   540,600

Fixed assets due to difference in depreciation           85,698         65,700

Section 481 adjustment                                   83,377        127,600

Deferred rent                                            73,755         74,100

Net operating loss carryforward                         638,202        193,600

Other                                                    19,205         36,800
                                                    -----------    -----------
Total gross deferred tax asset                        1,019,878      1,038,400

Less valuation allowance                             (1,019,878)    (1,038,400)
                                                    -----------    -----------
Net deferred tax assets                             $       -      $       -
                                                    ===========    ===========

8.  GAIN ON DISPOSITION OF ASSETS

During 1996, the Company sold 11 stores and the resulting gain on sale of assets is included in the statement of operations.

9.  COMMITMENTS AND CONTINGENCIES

The Company is obligated under various capital leases for certain fixtures and equipment expiring at various dates through 1999. At December 31, 1996 and 1995, the gross amount of furniture, fixtures and equipment and related accumulated amortization recorded under capital leases included in furniture, fixtures and equipment was as follows:


Year Ending December 31,                          1996         1995
                                               ---------    ----------
Furniture and fixtures                         $ 397,539    $  548,352
Equipment                                        405,167       558,873
                                               ---------    ----------
                                                 802,706     1,107,225
                                               ---------    ----------
Accumulated amortization                        (502,930)     (474,474)
                                               ---------    ----------
                                               $ 299,776    $  632,751
                                               =========    ==========
COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company leases its facilities under noncancelable operating leases expiring at various dates through 2005. Rent expense under operating leases was approximately $1,444,000, $1,597,000 and $1,472,000 for the years ended December 31, 1996, 1995, and 1994.

The present value of future minimum capital lease payments and future minimum lease payments under noncancelable operating leases with initial lease terms in excess of one year as of December 31, 1996 are as follows:

Year Ending                                                       Operating
December 31,                                    Capital Leases      Leases
---------------------------------------------   ---------------   ----------

 1997                                                 $317,218    $1,154,475
 1998                                                   93,060     1,123,378
 1999                                                      514       992,908
 2000                                                        0       678,435
 Thereafter                                                  0     1,316,750
---------------------------------------------         --------    ----------
Total minimum lease payments                          $410,792    $5,265,946

Amount representing interest                           (72,855)
---------------------------------------------         --------    ----------

Present value of net minimum capital lease
payments (included in long-term debt)                 $337,937
---------------------------------------------         --------    ----------

Pursuant to the Revenue Sharing Agreement (Note 2), the Company is obligated to pay the vendor revenue sharing and handling fee payments that are equal on an annual basis to at least 10% of the Company's gross revenues.

On November 6, 1996, the Company amended the March 13, 1996 agreement with its major supplier to purchase, under certain conditions, 80% of its yearly requirements for the video rental, video sell-through and video game products.

10.  FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Notes receivable: Estimated discounting of future cash flow using the current rate at which similar loans would be made with similar credit risks and for the same remaining maturities. The fair market value of employee notes cannot be estimated due to their related party nature and terms.

Long-term debt: Estimated based upon current market borrowing rates for loans with similar terms and maturities.

The estimated fair values of the Company's financial instruments are as follows:

                              1996          1996        1995          1995
                              Carrying      Fair        Carrying      Fair
December 31,                  Amount        Value       Amount        Value
-----------------------------------------------------------------------------

Financial Assets:
    Notes Receivable        $  245,176   $  245,454   $  275,130   $  272,340

Financial Liabilities:
   Long-Term Debt            6,418,930    6,456,849    9,399,557    9,491,658

11.  SUBSEQUENT EVENT

On January 8, 1997, the Company merged with and into Prism Entertainment Corporation ("Prism") pursuant to Prism's plan of reorganization. The shareholders of the Company received 5,078,750 shares of the common stock (or approximately 51.7% of Prism's common stock on the effective date of the merger). In conjunction with the merger, $3,819,000 of debt was converted to equity in exchange for 2,273,653 shares of Prism's common stock. In addition, Prism assumed the warrants and options previously issued by the Company.

                                VIDEO CITY, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

On January 8, 1997, Lee Video City, Inc. merged into Prism Entertainment Corporation pursuant to an Agreement and Plan of Reorganization and Merger, dated as of October 25, 1996 (the "Plan"). The merger was authorized by the Plan and was a condition precedent to the effectiveness of the Plan.

The transaction was accounted for as a reverse acquisition. In a reverse acquisition, the stock issued goes to the accounting acquirer. Accordingly, since the reverse purchase accounting is the reverse of normal, it is the fair market value (FMV) of the issuer's stock at date of acquisition that is valued with a write up (write down) of the issuer's net assets depending on whether the stock is trading is excess (less than) book value. If a FMV cannot be determined for the stock and cost is determined based on the FMV of the issuer's net assets, then goodwill is not recognized and the transaction is valued at the issuer's net tangible assets. Due to the trading of Prism Entertainment Corporation's common stock being suspended during the bankruptcy proceedings, the FMV of the stock could not be determined. Accordingly, goodwill was not recognized and the transaction was recorded at the fair value of the issuer's net tangible assets. The existing shareholders of Lee Video City, Inc. received 5,078,750 shares of the common stock of Prism Entertainment Corporation or approximately 51.7% of the Company's common stock. Under consummation of the Merger, the name of the surviving corporation ("the Company") was changed from Prism Entertainment Corporation to Video City, Inc.

The accompanying condensed consolidated financial statements illustrate the effect of the reorganization and merger ("Pro Forma") on the Company's financial position and results of operations. The pro forma condensed consolidated balance sheet as of December 31, 1996 is based on the historical balance sheets of Lee Video City, Inc. and Prism Entertainment Corporation as of that date and assumes the reorganization and merger took place on that date. The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 is based on the historical statements of Lee Video City, Inc. and Prism Entertainment Corporation and assumes the reorganization and merger took place on January 1, 1996. Prism Entertainment Corporation's historical balance sheet is as of October 31, 1996. Pro forma adjustment 1a reflects the activity for the period November 1, 1996 to December 31, 1996. Prism Entertainment Corporation's historical statement of operations is for the nine months ended October 31, 1996. Pro forma adjustment 2a reflects the activity for the three months of January, November and December.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the merger and there can be no assurance that the foregoing results will be obtained.

The accompanying pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of Lee Video City, Inc. and Prism Entertainment Corporation.

                               VIDEO CITY, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                               DECEMBER 31, 1996
                                (IN THOUSANDS)

                                Lee Video City        Prism            Pro Forma
                                 Dec. 31, 1996     Oct. 31, 1996      Adjustments
          ASSETS                                                          (Note 1)     Pro Forma
          ------                --------------     -------------     -------------     ---------
Cash                                $   59             $2,085           ($1,300) (a)     $   741
                                                                          ($103) (l)

Accounts receivable                      0              2,518              (266) (a)       2,252

Notes receivable                       245                  0                 0              245

Merchandise inventories                 50                  0                 0               50

Other assets                           169                 34               (34) (a)         169
                                    ------             ------           -------           ------

          Total current assets         523              4,637            (1,703)           3,457

Videocassette rental inventory       2,189                  0                 0            2,189

Property and equipment               1,035                190              (190) (b)       1,035

Film inventory                           0              3,700                 0            3,700

Notes receivable                         0                  0                 0                0

Other assets                           263                656              (109) (c)         263
                                                                           (547) (d)
                                    ------             ------         -----------       ---------

          Total assets              $4,010             $9,183            ($2,549)        $10,644
                                    ======             ======             ======         =======


                               VIDEO CITY, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                               DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                                     Prism          Pro Forma
                                               Lee Video City       Oct. 31,       Adjustments               Pro
                                               Dec. 31, 1996          1996           (Note 1)               Forma
                                               -------------      -----------      -----------             -------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Accounts payable                                   $1,192             $ 1,249          ($1,149)  (e)       $ 1,292

Accrued expenses                                      405                 876              (51)  (a)           491
                                                                                          (622)  (f)
                                                                                           (78)  (g)
                                                                                           (39)  (k)

Current portion of long term debt                     615               2,973              (24)  (a)         2,567
                                                                                        (1,115)  (h)
                                                                                           118   (i)

Liabilities subject to compromise                       0              11,017          (11,017)  (a)             0
                                                  -------             -------          -------             -------

   Total Current Liabilities                        2,212              16,115          (13,977)              4,350



Long term debt                                      5,804                   0            1,115   (h)         3,100
                                                                                        (3,819)  (k)

Other liabilities                                     151                  47              622   (f)           773
                                                                                           (47)  (j)
                                                  -------             -------          -------             -------

   Total liabilities                                8,167              16,162          (16,106)              8,223


Stockholders' equity (deficit)                     (4,157)             (6,979)           9,802   (m)         2,421
                                                                                         3,755   (k)
                                                  -------             -------          -------             -------

   Total liabilities and                           $4,010             $ 9,183          ($2,549)            $10,644
   stockholders' equity                           =======             =======          =======             =======

See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                                VIDEO CITY, INC
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                         YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                                      Lee Video
                                                           City               Prism              Pro Forma
                                                       Dec. 31,               Oct. 31,          Adjustments              Pro
                                                       1996                   1996                 (Note 2)              Forma
                                                       -------                ---------------------------               -------

Revenue                                                $11,271                $1,414               $1,057    (a)        $13,742

Operating costs and expenses:

     Store operating expenses                            5,975                     0                    0                 5,975

     Amortization of Videocassette rental                1,987                     0                    0                 1,987
     inventory

     Cost of sales (Note 3)                              1,557                 5,216                  272    (a)          7,045

     Cost of leased product                                556                     0                    0                   556

     General & administrative expenses                   1,633                 1,776                  393    (a)          3,151
                                                                                                     (131)   (b)
                                                                                                      (70)   (c)
                                                                                                     (227)   (d)
                                                                                                      (98)   (e)
                                                                                                     (125)   (f)
                                                       -------                ------               ------               -------
     Total operating costs and expenses                 11,708                 6,992                   14                18,714

Income (loss) from operations                             (437)               (5,578)               1,043                (4,972)

Other (income) expenses:

     Interest expense, net                                 692                   233                 (365)   (h)            573
                                                                                                       13    (i)

     Gain on disposition of assets                      (1,334)                    0                    0                (1,334)

     Other                                                 248                 1,031                 (933)   (g)            346
                                                        ------                 -----                -----                 -----


Net income (loss)                                          (43)               (6,842)               2,320                (4,557)
                                                        ======                 =====                =====                 =====

Loss per share                                                                                                            (0.46)

Weighted average number of shares outstanding                                                                             9,825


      See Notes to Pro Forma Condensed Consolidated Financial Statements
                                  (Unaudited)

                                VIDEO CITY, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


1. PRO FORMA ADJUSTMENTS: BALANCE SHEET

The adjustments to the pro forma condensed consolidated balance sheet are as follows:

a. To reflect the activity of Prism Entertainment Corporation for the period November 1, 1996 to December 31, 1996.
b. To eliminate property, plant and equipment that was returned to vendors and disposed of during bankruptcy proceedings.
c. To eliminate goodwill and security deposits that were written off during bankruptcy proceedings.
d. To eliminate unamortized debenture loan costs and officers life insurance surrender value, as part of bankruptcy proceedings.
e. To reflect payment of administrative claims and selling, general and administrative accounts payable.
f. To reclass portion of sales taxes payable to long term other liability.
g. To reflect reduction in sales tax liability resulting from bankruptcy proceedings.
h. To reclass debt as long term debt pursuant to an amended and restated credit loan and security agreement.
i. To reflect increase in debt pursuant to an amended and restated credit loan and security agreement.
j. To eliminate liability for foreign deposits that are reclassed as unsecured claims.
k. To reflect conversion of long term debt to equity.
l. To reflect settlement of contract dispute and effect of exercise of dissenter's rights claim settled with cash payment.
m. To reflect the results of the above pro forma adjustments on stockholders' equity.

                                VIDEO CITY, INC.
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS (UNAUDITED) - CONCLUDED



2. PRO FORMA ADJUSTMENTS: STATEMENT OF OPERATIONS

The adjustments to the pro forma condensed statement of operations are as follows:

a. To reflect the activity of Prism Entertainment Corporation for the three months of January, November and December 1996..
b. To eliminate consulting fees related to expenses incurred for the fairness opinion and consultation regarding the merger.
c. To eliminate depreciation and amortization expense to reflect the writeoff of tangible and intangible assets related to the bankruptcy proceedings.
d. To eliminate rent expense incurred for the calendar year by Prism Entertainment Corporation.
e. To eliminate amortization of loan costs related to write-off of unamortized debenture loan costs as part of bankruptcy proceedings.
f. To eliminate Lee Video City, Inc. professional fees related to the merger.
g. To eliminate professional fees related to the bankruptcy.
h. To eliminate interest expense on long term debt converted to equity.
i. To reflect increase in interest expense due to increase in debt pursuant to an amended and restated credit loan and security agreement.

3. NON-RECURRING ITEMS:

   Prism Entertainment Corporation's cost of sales include approximately $2,600,000 of amortization for the writedown of the film library due to revision of the film library ultimates. In addition, there are non-recurring expenses of approximately $550,000 for residual and royalty payments related to prior years that were expensed in the current period as part of the bankruptcy proceedings.